Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cumulus Media Inc. of our report dated March 19, 2019 relating to the financial statements and financial statement schedule of Cumulus Media Inc. and its subsidiaries for the period from January 1, 2018 through June 3, 2018 (the “Predecessor”), which appears in Cumulus Media Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

August 10, 2020